Exhibit 99.1

Pixelworks Streamlines Organization Following Recent Acquisition of ViXS Systems

Positioned to Capitalize on Significant Synergies with Increased Focus on OTA Market

San Jose, CA, September 14, 2017 -- Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of visual processing solutions, today announced actions to streamline the organization as part of planned integration efforts following the Company’s acquisition of ViXS Systems Inc. (“ViXS”) in August. The restructuring eliminates redundant and non-strategic expenses, which include an approximate 15% reduction in total workforce in the areas of development, operations, sales and administration. Pixelworks expects to realize approximately $4.0 million of annualized compensation expense savings, beginning in the fourth quarter of 2017, in addition to achieving other significant revenue and operational synergies as result of combining the two companies.

Todd Debonis, Pixelworks’ president and CEO, commented, “This realignment further streamlines the organization, reflecting continued execution on our ViXS integration plan and increased focus on the rapidly emerging OTA market. In addition to these initial cost savings, we also expect to achieve significant revenue and operational synergies by leveraging the sales channels, product development and customers of the combined company. Today’s announced actions appropriately align Pixelworks’ operating expenses and strategic initiatives, as we aggressively pursue our near- to intermediate-term growth and profitability objectives. The integration process is expected to be completed by year-end, which we believe will result in further cost benefits, and we remain fully committed to the transaction being accretive in 2018.”

The Company expects to incur total charges of approximately $2 million related to employee severance and benefits, which will largely be recognized in the third quarter of 2017. The organizational changes and any associated severance charges are anticipated to be substantially completed by the end of Pixelworks’ fourth quarter ending December 31, 2017.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company enables worldwide manufacturers to provide leading edge consumer electronics and professional displays, as well as video delivery and streaming solutions. The company is headquartered in San Jose, CA.

For more information, please visit the company’s Web site at www.pixelworks.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” and similar terms or the negative of such terms, and include, without limitation, the restructuring and reduction in workforce, the components and the impact thereof, the charges and cash expenditures and timing related thereto, the annual savings as a result of the restructuring, the effect on the Company’s strategy, business and approach, expected synergies and that the ViXS transaction will be accretive in 2018. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2016 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and Pixelworks does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Company Contact:
Pixelworks, Inc.
Steven Moore, +1-408-200-9221
smoore@pixelworks.com

Investor Contact:
Shelton Group
Brett L Perry, +1-214-272-0070
bperry@sheltongroup.com